Exhibit 6


                           FORM OF STOCK CERTIFICATE


COMMON STOCK
                     A CORPORATION ORGANIZED UNDER THE LAWS
                        OF THE COMMONWEALTH OF VIRGINIA

Smithfield Foods, Inc.

                                                              CUSIP 832248 10 8

                             SHARES OF COMMON STOCK

                                            SEE REVERSE FOR CERTAIN DEFINITIONS

   THIS CERTIFIES THAT                                             IS THE OWNER



            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                             SMITHFIELD FOODS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation to all of which the holder hereof by the acceptance of this certificate assents. This certificate is not valid unless countersigned by the Transfer Agent.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:                                  Countersigned:

                                                      First Union National Bank
                                                          (Charlotte, NC)

                                                                 TRANSFER AGENT
                                        BY                 AUTHORIZED SIGNATURE

                                           SECRETARY CHAIRMAN AND CHIEF
                                           EXECUTIVE OFFICER

                             SMITHFIELD FOODS, INC.

                                   ----------

         A full statement of the designations, preferences, limitations and relative rights of the shares of each class of stock which the Corporation is authorized to issue and the variations in the relative rights and preferences between the shares of each series of Preferred Stock which the Corporation is authorized to issue so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series will be furnished the holder hereof without charge upon request to the Secretary of the Corporation or to the Transfer Agent named on the face hereof.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


  TEN COM -- as tenants in common              UNIF GIFT MIN ACT -- . . Custodian . . .
  TEN ENT -- as tenants by the entireties                       (Cust)          (Minor)
  JT TEN  -- as joint tenants with right of               under Uniform Gifts to Minors
             survivorship and not as tenants              Act . . . . . . . . . . . . .
             in common                                           (State)

    Additional abbreviations may also be used though not in the above list.

         For value received, _____________________ hereby sell, assign and transfer unto

         PLEASE INSERT SOCIAL SECURITY OR OTHER
               IDENTIFYING NUMBER OF ASSIGNEE

- -------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

- -------------------------------------------------------------------------------

________________________________________________________________shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

                 ----------------------------------------------

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
        WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Smithfield Foods, Inc. and First Union National Bank, dated as of September 1, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Smithfield Foods, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Smithfield Foods, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

SIGNATURE(S) GUARANTEED ______________________________________________________
                        THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.